Schneider Downs
Certified Public Accountants and Business Advisors





December 12, 1997



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-
K of the Wexford Trust dated December 5, 1997.

Very Sincerely yours,

/s/ Schneider Downs & Company, Inc.

Schneider Downs & Co., Inc.

ERF/asr
Ref.: 15791
Enclosure
Cc: Mr. Ron Muhlenkamp